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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.           )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

WESTERN SIZZLIN CORPORATION (Name of Registrant As Specified In Its Charter)
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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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WESTERN SIZZLIN CORPORATION
416 South Jefferson Street, Suite 600
Roanoke, VA 24011

NOTICE OF ACTION TO BE TAKEN BY
THE STOCKHOLDERS

June 12, 2008

To The Stockholders of Western Sizzlin Corporation:

        Sardar Biglari and Jonathan Dash (collectively, the "Majority Stockholders") were entitled to vote a total of 1,567,748 shares or approximately 57% of the total issued and outstanding common stock of Western Sizzlin Corporation, a Delaware corporation (the "Company"), as of June 1, 2008. The Majority Stockholders have adopted the following resolution by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

    RESOLVED, that the officers and directors of the Company are hereby authorized and directed to cause the Company to amend and restate Article IV of its Restated Certificate of Incorporation (as previously amended), as reflected in Exhibit A, in order to increase the number of authorized shares of common stock from 4,000,000, par value $0.01, to 10,000,000, par value $0.01.

Sardar Biglari Chief Executive Officer and President

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR A PROXY

WESTERN SIZZLIN CORPORATION
416 South Jefferson Street, Suite 600
Roanoke, VA 24011

June 12, 2008

INFORMATION STATEMENT FOR STOCKHOLDERS ACTION

        The Majority Stockholders submitted their consents to the stockholder resolution described in this Information Statement on or about February 19, 2008, and again on June 1, 2008, to be effective upon the satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission and Delaware law. As of June 1, 2008, the Majority Stockholders were entitled to vote 1,567,748 shares of the Company's common stock, par value $0.01 per share, or approximately 57% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by approximately 90 other stockholders of record.

        The Majority Stockholders consist of Sardar Biglari, the Chairman, Chief Executive Officer and President of the Company and Jonathan Dash, a director of the Company. See "Security Ownership of Directors, Officers and Certain Beneficial Owners"

        Holders of the common stock of record as of June 1, 2008 are entitled to submit their consent to the stockholder resolution described in this Information Statement, although no stockholder consents other than that of the Majority Stockholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and stockholders have no obligation to submit either of them. The Majority Stockholders have consented to the stockholder resolution described in this Information Statement. Other stockholders who desire to submit their consents must do so by July 3, 2008. Each share of common stock is entitled to one vote. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolution described in this Information Statement. Delaware law does not require that the proposed resolution be approved by a majority of the disinterested stockholders. A total of 2,754,821 shares of common stock were outstanding as of June 1, 2008. This Information Statement is expected to be mailed to stockholders on or about June 13, 2008.

The Company and The Proposed Stockholder Resolution

        The Company has its executive offices at 416 South Jefferson Street, Suite 600, Roanoke, VA 24011, and its telephone number is (540) 345-3195. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE STOCKHOLDERS, the Company proposes to adopt a resolution amending and restating Article IV of its Restated Certificate of Incorporation, as previously amended, in order to increase the number of authorized shares of common stock from 4,000,000, par value $0.01, to 10,000,000, par value $0.01 (the "Amendment"). The full text of the Amendment is set forth on Exhibit A to this Information Statement.

        At a meeting held on November 28, 2007, the Board of Directors of the Company voted unanimously to recommend the Amendment. As noted above, the Majority Stockholders consented to the resolution on February 28, 2008 and again on June 1, 2008.

        Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders.

        To the extent that the additional authorized shares of common stock are issued in the future and not purchased by existing stockholders then they will decrease existing stockholders' percentage equity ownership and will be dilutive to the voting rights of existing stockholders and may have a negative effect on the market price of the common stock. Current stockholders have no preemptive or similar rights, which means that the current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership thereof.

        The Company had reserved unissued shares of its common stock required to consummate the offer to acquire common stock of ITEX Corporation in exchange for shares of the Company's common stock. Accordingly, the Amendment was not required for that transaction. However, the Company would prefer to have additional authorized but unissued common stock available for use in other potential strategic transactions including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans for other such transactions. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect the Company's business, its operations or the trading price of the common stock.

        Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company's Annual Report on Form 10-K, as amended, and its Quarterly Reports on Form 10-Q. Copies of the Company's Form 10-K, as amended, for its fiscal year ended December 31, 2007, as well as the Company's Form 10-Q for the quarter ended March 31, 2008 are available upon request to: Robin B. Mabe, Chief Financial Officer, 416 South Jefferson Street, Suite 600, Roanoke, VA 24011.

Security Ownership of Directors, Officers
and Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of June 1, 2008, by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent of the Common Stock. Except as otherwise listed below, the address of each person is 416 South Jefferson Street, Suite 600, Roanoke, Virginia 24011. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

NAME AND TITLE OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)		PERCENTAGE OWNERSHIP
Sardar Biglari Chairman, Chief Executive Officer and President 9311 San Pedro Avenue Suite 1440 San Antonio, TX 78216	934,215	(1)	33.9%
Robyn B. Mabe Vice President, Chief Financial Officer, and Secretary/Treasurer	4,000	(2)	(3)
James C. Verney President and Chief Executive Officer of Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc.	28,606	(4)	1.0%
Titus W. Greene Director 2109 Windermere Lane Shelby, NC 28150	30,550		1.1%
Jonathan Dash Director 183 Rodeo Drive Beverly Hills, CA 90212	635,533	(5)	23.0%
Philip L. Cooley Vice Chairman of the Board Trinity University One Trinity Place San Antonio, TX 78212-7200	14,211	(6)	(3)
Kenneth R. Cooper Director 14607 San Pedro, Suite 130 San Antonio, TX 78232	1,522		(3)
Martin S. Fridson Director 54 West 21st Street, Suite 1007 New York, NY 10010	—		—

All directors and executive officers as a group beneficially own 1,648,637 shares or approximately 60% of the outstanding common stock as of June 1, 2008. This number includes currently exercisable stock options.

(1)
This number of beneficially owned shares is owned by The Lion Fund, L.P. in which Sardar Biglari has sole voting and dispositive power through his control of the general partner, Biglari Capital Corp. In February, 2007, Mr. Biglari informed the Board that he did not wish to receive future grants of stock options and that he relinquished all stock options previously granted to him.

(2)
This number of beneficially owned shares includes 2,500 shares purchasable pursuant to currently exercisable stock options.

(3)
Represents less than 1% of the outstanding common stock of Western Sizzlin Corporation.

(4)
This number of beneficially owned shares includes 22,500 shares purchasable pursuant to currently exercisable stock options. Effective May 16, 2007, the Board of Directors appointed Mr. Verney President and Chief Executive Officer of the Company's wholly-owned subsidiaries, Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc. He had previously served as President and Chief Executive Officer of the Company and was succeeded in these positions by Mr. Biglari.

(5)
This number of beneficially owned shares includes 2,000 shares purchasable pursuant to currently exercisable stock options. The number of beneficially owned shares also includes 606,150 shares owned by clients of Mr. Dash's investment advisory business, Dash Acquisitions, LLC, and over which Mr. Dash exercises sole voting and dispositive power.

(6)
This number of beneficially owned shares includes 2,000 shares purchasable pursuant to currently exercisable stock options.

Other Matters

        The Board of Directors of the Company is not aware that any matter other than what is described in this Information Statement is to be presented for the consent of the stockholders.

        UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO ROBYN B. MABE, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 416 SOUTH JEFFERSON STREET, SUITE 600, ROANOKE, VA 24011, TELEPHONE (540) 345-3195, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, WILL BE PROVIDED WITHOUT CHARGE.

EXHIBIT A
CERTIFICATE OF AMENDMENT
to
RESTATED CERTIFICATE OF INCORPORATION
of
WESTERN SIZZLIN CORPORATION

        The undersigned, Western Sizzlin Corporation (the "Corporation"), organized and existing under and by virtue of the General Corporation law of the State of Delaware does hereby certify:

        FIRST, that the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 8, 1992.

        SECOND, that pursuant Section 228 of the Delaware General Corporation Law and the written consent of a majority of the stockholders, Article IV of the Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

"ARTICLE IV
AUTHORIZED CAPITAL STOCK

        The total number of shares of capital stock which the Corporation shall have the authority to issue is Ten million (10,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock").

        Shares of the capital stock of any class or series now or hereafter authorized may be issued by the Corporation for such consideration as shall be fixed from time to time by the Board of Directors of the Corporation; provided, however, that the consideration for the issuance of shares having par value not be less than such par value. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be declared and taken to be fully paid stock and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. Subscriptions to, or the purchase price of, shares of the capital stock of any class of the Corporation may be paid for, wholly or partly, by cash, by labor done, by personal property or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such labor, property, real estate or leases thereof shall be conclusive.

        No holder of any capital stock of the Corporation of any class or series now or hereafter authorized shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of the capital stock of any class or series which the Corporation may issue or sell, whether such shares be exchangeable for any other class or classes of the capital stock of the Corporation, whether such shares be herein or hereafter authorized or whether such shares be acquired by the Corporation after the issuance thereof, nor shall the holders of any capital stock of the Corporation of any class or series, as such holders, have any preemptive or other right to purchase or subscribe for any obligations which the Corporation may issue and sell that shall be convertible into shares of the capital stock of the Corporation of any class or classes. Nothing herein set forth shall derogate the power and authority of the Board of Directors to determine to offer to or authorize to be offered from time to time for subscription to the holders of any class or series of the capital stock or convertible obligations of the Corporation at such price or prices and upon such other terms and conditions as the Board of Directors may in its sole discretion determine and fix. Any such shares of capital stock or convertible obligations of the Corporation which the Board of Directors may determine to offer or authorize to be offered for subscription to the holders of any class or series of the capital stock of the Corporation need not, by reason of such authorization and/or offer, be offered also to the holders of any other class or series.

        No transfer of stock of the Corporation shall be operative until entered upon the books of the Corporation."

        IN WITNESS WHEREOF, the undersigned hereby certify that the facts above stated are true and that the execution hereof is their voluntary act and deed and the voluntary act and deed of the Corporation under penalties of perjury.

        DATED this            day of                        , 2008.

WESTERN SIZZLIN CORPORATION
By:	Robyn B. Mabe Vice President and Secretary

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NOTICE OF ACTION TO BE TAKEN BY THE STOCKHOLDERS
INFORMATION STATEMENT FOR STOCKHOLDERS ACTION
The Company and The Proposed Stockholder Resolution
Security Ownership of Directors, Officers and Certain Beneficial Owners
Other Matters
EXHIBIT A CERTIFICATE OF AMENDMENT to RESTATED CERTIFICATE OF INCORPORATION of WESTERN SIZZLIN CORPORATION
"ARTICLE IV AUTHORIZED CAPITAL STOCK